UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

BRE PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Market Street, 4th Floor, San Francisco, CA 94105-2712

(Address of principal executive offices) (Zip Code)

(415) 445-6530

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 24, 2011 at the 2011 Annual Meeting of Shareholders of BRE Properties, Inc. (the “Company”), the shareholders of the Company approved the three proposals noted below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement, dated March 24, 2011.

Proposal No. I    Election of Directors for a one-year term:

	FOR	WITHHELD/ ABSTAINED	BROKER NON- VOTE
Irving F. Lyons, III	54,089,010	133,185	6,167,523
Paula F. Downey	54,061,051	161,144	6,167,523
Christopher J. McGurk	54,081,846	140,349	6,167,523
Matthew T. Medeiros	54,084,647	137,548	6,167,523
Constance B. Moore	54,087,490	134,706	6,167,523
Jeanne R. Myerson	54,086,572	135,623	6,167,523
Jeffrey T. Pero	54,070,615	151,581	6,167,523
Thomas E. Robinson	54,090,350	131,846	6,167,523
Dennis E. Singleton	54,071,927	150,269	6,167,523
Thomas P. Sullivan	54,097,606	124,589	6,167,523

Proposal No. II    Ratification of Ernst & Young LLP as auditors for the year ended December 31, 2011:

FOR	AGAINST	WITHHELD/ ABSTAIN	BROKER NON-VOTE
59,847,392	479,257	63,070	0

Proposal No. III    To approve, by non-binding advisory vote, the compensation of the named executive officers of the company:

FOR	AGAINST	WITHHELD/ ABSTAIN	BROKER NON-VOTE
53,786,205	274,819	161,171	6,167,523

Proposal No. IV    To recommend, by non-binding advisory vote, the frequency of holding future advisory votes on executive compensation:

1 YR	2 YR	3 YR	WITHHELD/ ABSTAIN	BROKER NON VOTE
46,344,136	85,621	7,736,620	55,818	6,167,523

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2011

BRE PROPERTIES, INC.
(Registrant)

By:	/s/ Kerry Fanwick
Kerry Fanwick, Esq.
Senior Vice President, General Counsel and Secretary